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                 GATEWAY ENERGY CORPORATION AND SUBSIDIARIES
                                  EXHIBIT 23
                        CONSENT OF GRANT THORNTON LLP









CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated February 23, 2000, accompanying the consolidated financial statements included in the Annual Report of Gateway Energy Corporation on Form 10-KSB for the ten months ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Gateway Energy Corporation on Form S-8 (File
No. 333-80897, effective June 17, 1999).

GRANT THORNTON LLP





Houston, Texas
March 30, 2000